                                                                    Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report, dated March 10, 1995, relating to the consolidated financial statements of Fresno Wireless Cable Television, Inc. and its subsidiary, Fresno MMDS Associates (d/b/a Choice TV of Fresno), in this Registration Statement on Form S-3 for American Telecasting, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                                     /s/ McGLADREY & PULLEN, LLP
                                                     McGLADREY & PULLEN, LLP




Elkhart, Indiana
August 23, 1996